                                                                     EXHIBIT 4.4

                              SUBSIDIARY GUARANTEE

         Silverleaf Berkshires, Inc., a Texas corporation, Bull's Eye Marketing, Inc., a Delaware corporation, Silverleaf Resort Acquisitions, a Texas corporation, Silverleaf Travel, Inc., a Texas corporation, Awards Verification Center, Inc. (formerly known as Database Research, Inc.), a Texas corporation, and eStarCommunications, Inc., a Texas corporation (hereinafter referred to as the "Guarantors", which term includes any successor or additional Guarantor under the Indenture referred to in the Note upon which this notation is endorsed), on terms and conditions provided in the Indenture, (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of and interest, if any, on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and (if lawful) interest on the Notes, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

         No stockholder, Officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, Officer, director or incorporator.

         This Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.



         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized Officers.



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
Dated as of May 2, 2002                              AWARDS VERIFICATION CENTER, INC.


                                                     By:   /s/ Robert E. Mead
                                                         ----------------------------------------------------------
                                                          Name: Robert E. Mead
                                                          Title: Chief Executive Officer

                                                     By:   /s/ Harry J. White, Jr.
                                                         ----------------------------------------------------------
                                                          Name: Harry J. White, Jr.
                                                          Title: Vice President and Treasurer


Dated as of May 2, 2002                              SILVERLEAF TRAVEL, INC.


                                                     By:   Robert E. Mead
                                                         ----------------------------------------------------------
                                                          Name: Robert E. Mead
                                                          Title: Chief Executive Officer

                                                     By:   /s/ Harry J. White, Jr.
                                                         ----------------------------------------------------------
                                                          Name: Harry J. White, Jr.
                                                          Title: Vice President and Treasurer

Dated as of May 2, 2002                              SILVERLEAF RESORT ACQUISITIONS, INC.


                                                     By:   /s/ Robert E. Mead
                                                         ----------------------------------------------------------
                                                          Name: Robert E. Mead
                                                          Title: Chief Executive Officer

                                                     By:   /s/ Harry J. White, Jr.
                                                         ----------------------------------------------------------
                                                          Name:  Harry J. White, Jr.
                                                          Title:   Vice President and Treasurer




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
Dated as of May 2, 2002                              BULL'S EYE MARKETING, INC.


                                                     By:   /s/ Robert E. Mead
                                                         ----------------------------------------------------------
                                                          Name: Robert E. Mead
                                                          Title: Chief Executive Officer

                                                     By:   /s/ Harry J. White, Jr.
                                                         ----------------------------------------------------------
                                                          Name: Harry J. White, Jr.
                                                          Title: Treasurer

Dated as of May 2, 2002                              SILVERLEAF BERKSHIRES, INC.


                                                     By:   /s/ Robert E. Mead
                                                         ----------------------------------------------------------
                                                          Name: Robert E. Mead
                                                          Title: Chief Executive Officer

                                                     By:   Sandra G. Cearley
                                                         ----------------------------------------------------------
                                                          Name: Sandra G. Cearley
                                                          Title:   Secretary

Dated as of May 2, 2002                              ESTARCOMMUNICATIONS, INC.


                                                     By:   /s/ Robert E. Mead
                                                         ----------------------------------------------------------
                                                          Name: Robert E. Mead
                                                          Title: Chief Executive Officer

                                                     By:   /s/ Harry J. White, Jr.
                                                         ----------------------------------------------------------
                                                          Name: Harry J. White, Jr.
                                                          Title:   Treasurer